UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2011 (February 10, 2011)
Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 643-0314
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Section 1503(b)(1) of the Dodd Frank Act requires the disclosure on a Current Report on Form 8-K of the receipt of an imminent danger order (an “Order”) issued under section 107(a) of the Federal Mine Safety and Health Act of 1977.
On February 10, 2011 (the “Order Date”), Oxford Mining Company — Kentucky, LLC (the “Company”), a wholly-owned subsidiary of Oxford Mining Company, LLC which is a wholly-owned subsidiary of Oxford Resource Partners, LP, received from the federal Mine Safety and Health Administration (“MSHA”) an Order pertaining to its Rose France Mine (the “RFM Order”). The RFM Order, which was issued at 1000 hours on the Order Date, stated that a haul truck was located in an auger pit at the Rose France Mine with the cab of the truck parallel with the high wall and less than 8 feet from the high wall. The driver and truck were immediately moved away from the high wall and a safety talk was given to the driver of the haul truck, with the RFM Order thereupon being terminated at 1003 hours on the Order Date.
The condition cited in the RFM Order did not result in an accident or injury and had no material adverse impact on the Company’s operations at the Rose France Mine.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP
By:	Oxford Resources GP, LLC,
its general partner

Dated: February 16, 2011	By:	/s/ Daniel M. Maher
		Name:	Daniel M. Maher
		Title:	Senior Vice President, Chief Legal Officer and Secretary

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